EXHIBIT 10.1

FOURTH AMENDED AND RESTATED ADVISORY AGREEMENT

THIS FOURTH AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”), dated as of July 28, 2009, is entered into between Paladin Realty Income Properties, Inc., a Maryland corporation (the “Company”), Paladin Realty Income Properties, L.P. (the “Operating Partnership,” and collectively with the Company, the “Fund”), and Paladin Realty Advisors, LLC, a Delaware limited liability company (the “Advisor”).

W I T N E S S E T H:

WHEREAS, the Company’s initial public offering of shares of its common stock, par value $.01 per share (the “Shares”) was declared effective February 23, 2005 (the “Initial Offering”) and expired on July 28, 2008;

WHEREAS, the Company’s follow-on offering of Shares, allocated between a primary offering (the “Primary Offering”) and a distribution reinvestment plan, was declared effective July 28, 2008 (the “Follow-On Offering”) pursuant to a prospectus contained in a registration statement for a follow-on offering (the “Follow-On Registration Statement”);

WHEREAS, the Company has qualified as a REIT (as defined below) and invests, through the Operating Partnership, its funds in investments permitted by the terms of the Articles (as defined below) and Sections 856 through 860 of the Code (as defined below);

WHEREAS, the Fund desires to avail itself of the experience, sources of information, advice and assistance of, and certain facilities available to, the Advisor and to have the Advisor undertake the duties and responsibilities set forth herein on behalf of the Fund, subject to the supervision of the Board of Directors of the Company and the general partner of the Operating Partnership;

WHEREAS, the Fund, by action of the Company’s Board of Directors, has determined that, consistent with the Fund’s investment objectives and policies, its primary investment focus shall be investing in Core and Core-Plus Properties located in the United States; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors and the general partner of the Operating Partnership, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Acquisition Expenses” means any and all expenses incurred by the Company, the Advisor, the Operating Partnership, or any Affiliate thereof in connection with the selection or acquisition of any Investment, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, and other closing and miscellaneous expenses related to selection and acquisition of Investments, whether or not acquired.

“Acquisition Fee” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including the Paladin Acquisition Fee (as defined in Section 9(a)) and any other fees or commissions paid by or to any Affiliate of the Fund or the Advisor) in connection with the making or investing in mortgage loans or the purchase, development or construction of any property or other Investment, including, without limitation, real estate commissions, Development Fees and Construction Fees (except as provided in the following sentence), selection fees, nonrecurring management fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be all Development Fees or Construction Fees paid to any Person or entity not affiliated with the Sponsor or Advisor in connection with the actual development and construction of any property or other Investment.

“Advisor” means Paladin Realty Advisors, LLC, a Delaware corporation, any successor advisor to the Company, or any person or entity to which Paladin Realty Advisors, LLC or any successor advisor subcontracts substantially all of its functions.

“Affiliate” means, (A) any Person directly or indirectly owning, controlling, or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person, (B) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Person, (C) any Person, directly or indirectly, controlling, controlled by, or under common control with such other Person, (D) any executive officer, director, trustee, general partner or manager of such other person, or (E) any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager.

“Appraised Value” means value according to an appraisal made by an Independent Expert.

“Articles” means the Articles of Amendment and Restatement of the Company dated as of February 25, 2005, which comprise the articles of incorporation of the Company, as amended from time to time.

“Asset Management Fee” means the fee described in Section 9(c) hereof.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Board” means the Board of Directors of the Company.

“Cause” means (i) any fraud, criminal conduct, willful misconduct or willful breach of fiduciary duty by the Advisor, (ii) any material breach of this Agreement by the Advisor not cured by the Advisor within fifteen (15) days of the Advisor’s receipt of notice of such breach from the Fund, or (iii) the bankruptcy of the Advisor.

“Claims” shall have the meaning ascribed to it in Section 16(a) hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Company” means Paladin Realty Income Properties, Inc., a corporation organized under the laws of the State of Maryland.

“Competitive Real Estate Commission” means a real estate or brokerage commission paid for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the Investment.

“Construction Fee” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation for an Investment.

“Control” means, with respect to a Person, the possession (directly or indirectly) of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Core and Core-Plus Properties” generally reflect a continuum of risk and expected return as among “core”, “core-plus”, “value-added” and “opportunistic” investments. A “core” property generally is the least risky, with the lowest expected returns, e.g., a fully leased building with a stable, predictable income stream that represents a significant percentage of total return over the expected holding period. “Core-plus” differs from “core” in that the properties, although substantially leased with current income, may exhibit more lease turnover risk and/or require some type of modest enhancement or value-added element to turn them into “core” properties with stabilized income streams. In contrast, “value-added” properties require a significant improvement, such as re-leasing, re-positioning, or re-development before they can be stabilized and then sold, and as a result, appreciation is a much greater component of total return than current income and “opportunistic” investing is high risk, and encompasses attributes such as non-traditional property types, ground-up development, substantial vacancies and high leverage, with little to no current income return.

“Dealer Manager” means Prospect Financial Advisors, LLC and Paladin Realty Securities, LLC (f/k/a BroadWall Capital LLC) or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Shares. Prospect Financial Advisors, LLC and Paladin Realty Securities, LLC are members of the Financial Industry Regulatory Authority.

“Dealer Manager Fee” means any dealer manager fee paid to the Dealer Manager pursuant to (i) that certain Dealer Manager Agreement, dated February 28, 2005, among the Company, the Operating Partnership and Prospect Financial Advisors, LLC, (ii) that certain Dealer Manager Agreement dated June 5, 2007, among the Company, the Operating Partnership, Paladin Realty Advisors, LLC and BroadWall Capital LLC, (iii) that certain Dealer Manager Agreement dated February 6, 2008, among the Company, the Operating Partnership, Paladin Realty Advisors, LLC and Paladin Realty Securities, LLC, or (iv) any similar fee paid to any other Dealer Manager in connection with a sale of the Shares.

“Development Fee” means a fee for the packaging of an Investment, including the negotiation and approval of plans, and any undertaking to assist in obtaining zoning and necessary variances and financing for a specific property, either initially or at a later date.

“Director” means a member of the Board of Directors of the Company.

“Dividends” means any dividends or other distributions of money or other property by the Company to the Stockholders, including distributions that may constitute a return of capital for federal income tax purposes.

“8% Return” means, with respect to the Stockholders, an amount calculated like simple interest at the rate of eight percent (8%) per annum calculated on the varying daily balances of Invested Capital during the period to which the 8% Return relates, and determined on the basis of a 360-day year/30-day month, cumulative and non-compounded for the period for which such 8% Return is being determined.

“Follow-On Offering” means the public offering of Shares pursuant to a Prospectus contained in the Follow-On Registration Statement filed with the SEC.

“Follow-On Registration Statement” means the registration statement on Form S-11 for the Follow-On Offering.

“Fund” means the Company and the Operating Partnership, collectively.

“Good Reason” means (i) any failure by the Company or the Operating Partnership to obtain a satisfactory agreement from a successor entity to the Company or the Operating Partnership to assume and agree to perform the Fund’s obligations under this Agreement, or (ii) any material breach of this Agreement by the Fund not cured by the Fund within fifteen (15) days of the Fund’s receipt of notice of such breach from the Advisor.

“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, marketing support fees, due diligence expense reimbursement, fees paid to the Dealer Manager or other Organization and Offering Expenses. For the purposes of computing Gross Proceeds, the purchase price of any Share for which Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share.

“Indemnitee” shall have the meaning ascribed to it in Section 16(a) hereof.

“Independent Director” means a Director who is not, and within the last two years has not been, directly or indirectly associated with the Advisor or Sponsor by virtue of (i) ownership of an interest in the Advisor, the Sponsor or any of their Affiliates, (ii) employment by the Advisor, the Sponsor or any of their Affiliates, (iii) service as an officer, trust manager or director of the Advisor, the Sponsor or any of their Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director, trust manager or trustee of more than three real estate investment trusts advised by the Advisor or organized by the Sponsor, or (vi) maintenance of a material business or professional relationship with the Advisor, the Sponsor or any of their Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor or Sponsor and their Affiliates exceeds five percent (5%) of either the Director’s annual gross revenue, derived from all sources, during either of the last two years or the Director’s net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor or Sponsor or any of their Affiliates or the Company.

“Independent Expert” means a Person or entity with no material current or prior business or personal relationship with the Advisor or any of the Directors that is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

“Initial Offering” means the offering of Shares pursuant to that certain registration statement declared effective February 23, 2005.

“Invested Capital” means, with respect to the Stockholders, as of any relevant date, an amount equal to the excess of (i) the aggregate amount of cash contributed or deemed contributed by the Company to the Operating Partnership from the gross proceeds of the issuance by the Company of Shares to the Stockholders, over (ii) the sum of (A) the cumulative distributions of Net Sales Proceeds (as defined in the OP Partnership Agreement) made to the Company pursuant to Section 5.1(c) of the OP Partnership Agreement as of such date and distributed to the Stockholders, and (B) the cumulative amounts paid to the Stockholders to repurchase Shares under the Company’s share redemption plan as of such date.

“Investment” means any Real Property Investment or any Real Estate Related Investment.

“Listing” means the listing of Shares on a national securities exchange.

“Listing Date” means the date on which a Listing occurs.

“NASAA Guidelines” shall have the meaning ascribed to it in Section 16(a) hereof.

“Net Income” means for any period, the total revenues of the Fund applicable to such period, less the total expenses of the Fund applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, that Net Income for purposes of calculating total allowable Operating Expenses under Section 11 hereof shall exclude the gain from the sale of the Fund’s assets.

“Offering” means any public offering of Shares pursuant to a Prospectus that is registered with the SEC, including the Initial Offering and the Follow-On Offering.

“Operating Expenses” means, for purposes of Section 11 hereof, all costs and expenses incurred by the Fund, the Advisor or any of their respective Affiliates, as determined under generally accepted accounting principles, which in any way are related to the operation of the Fund or to the Fund’s business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees payable to the Advisor, including the Subordinated Disposition Fee described in Section 9(d) hereof, (vi) the subordinated distribution of net sales proceeds, the subordinated distribution upon listing and the subordinated distribution upon termination to be received by the Advisor described in Section 9(e) hereof, (vii) Acquisition Fees, Origination Fees and Acquisition Expenses, and (viii) real estate commissions on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

“Operating Partnership” means Paladin Realty Income Properties, L.P., a Delaware limited partnership, and any successor thereof.

“OP Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as the same may be amended from time to time.

“Organization and Offering Expenses” means any and all costs and expenses, other than Selling Commissions and any Dealer Manager Fee, incurred by the Advisor or any of its Affiliates, including the Sponsor, in connection with the formation, qualification and registration of the Company and the Operating Partnership and the marketing and distribution of the Shares, including, without limitation, the following: legal, accounting, underwriting, brokerage, listing, registration and escrow fees and expenses; printing, amending, supplementing, mailing and distributing costs; filing, registration, Listing and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including any payment or reimbursements to the Dealer Manager or other broker-dealers of expenses associated with the Offering and all other costs related to investor and broker-dealer sales meetings.

“Origination Fee” means the origination fee described in Section 9(b) hereof.

“Paladin Acquisition Fee” means the acquisition fee described in Section 9(a) hereof.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d) (3) of the Securities Exchange Act of 1934, as amended.

“Primary Offering” means all Shares offering in the Initial Offering with the exception of Shares offered pursuant to the Company’s distribution reinvestment plan.

“Prospectus” has the meaning set forth in Section 2(10) of the Securities Act of 1933, as amended (the “Securities Act”), including a preliminary Prospectus, an offering circular as described in Rule 253 and a combined prospectus as described in Rule 429 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

“Purchase Price” means the amount actually paid for an Investment or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto and the amount of debt associated with such property, but exclusive of Acquisition Fees and Acquisition Expenses.

“Real Estate Related Investments” means (a) the issuance of loans, such as first mortgage and mezzanine loans on real property; (b) investments in equity securities such as common stocks, preferred stocks and convertible securities of public or private real estate companies; and (c) investments in debt securities such as collateralized mortgage backed securities, commercial mortgages and other debt securities.

“Real Property Investment” means any investment in unimproved and improved real property, (including, without limitation, fee or leasehold interests, options and leases), either directly or through a joint venture.

“REIT” means a “real estate investment trust” as defined in Section 856 of the Code and applicable Treasury Regulations.

“Remaining Capital” means, with respect to the Stockholders, as of any relevant date, an amount equal to the excess of (i) the aggregate amount of cash contributed or deemed contributed by the Company to the Operating Partnership from the gross proceeds of the issuance by the Company of Shares to the Stockholders, over (ii) the cumulative amounts paid to the Stockholders to repurchase Shares under the Company’s share redemption plan as of such date.

“Sale” means, with respect to any Investment, any transaction or series of transactions whereby:

(a) the Fund directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Investment, including, without limitation, any event with respect to any Investment that gives rise to a significant amount of insurance proceeds or condemnation awards; or

(b) any joint venture directly or indirectly sells, grants, transfers, conveys, or relinquishes its ownership of any Investment, including any event with respect to any real property which gives rise to insurance proceeds or condemnation awards.

“SEC” means the Securities and Exchange Commission.

“Securities” means the Shares or any other stock or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Selling Commissions” means any and all commissions payable to underwriters, dealer managers, or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to the Dealer Manager.

“Senior Living Assets” means any Investment involving the housing or care of residents or users age 55 and older, including without limitation, active adult or independent living facilities, continuing care retirement communities, and assisted living and skilled nursing facilities.

“Shares” means the shares of the Company’s common stock, par value $.01 per share.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

(i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

(ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

(iii) having a substantial number of relationships and contacts with the Company;

(iv) possessing significant rights to control Company properties;

(v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the Company’s industry; or

(vi) providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

“Stockholders” means the holders of record of Shares maintained in the Company’s books and records.

“Subordinated Disposition Fee” means the fee described in Section 9(d) hereof.

“Termination Date” means the date of termination of this Agreement pursuant to Section 15 hereof.

2. Appointment. The Fund hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3. Duties of the Advisor.

The Advisor shall undertake to source and recommend to the Fund opportunities to make Investments and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Fund as determined and adopted from time to time by the Board and in accordance with this Agreement (including, without limitation, Section 4 hereof). In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Company’s Prospectus for the Follow-On Offering (and any supplements thereto), the Articles, the Bylaws of the Company and the OP Partnership Agreement, the Advisor shall, either directly or by engaging an Affiliate:

a. serve as the Fund’s investment advisor;

b. perform and supervise the various administrative functions reasonably necessary for the daily management of the Fund;

c. maintain and preserve the books and records of the Company and the Operating Partnership;

d. investigate, select, engage and conduct business with, on behalf of the Fund, such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to appraisers, consultants, accountants, contractors, leasing agents, correspondents, lenders, technical advisors, attorneys, real estate brokers, broker-dealers, underwriters, corporate fiduciaries, escrow agents, transfer agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property managers, mortgagors, mortgage brokers, real estate research firms and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the services described in this Section 3, including but not limited to entering into contracts in the name of the Company or the Operating Partnership with any of the foregoing;

e. consult with the officers of the Company and the Board and assist the Board in the formulation and implementation of the Company’s financial and investment policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Fund and in connection with any borrowings proposed to be undertaken by the Fund;

f. (i) source potential Investments and analyze and recommend potential Investments for the Fund in compliance with the investment objectives and policies of the Fund and Section 4 hereof, (ii) structure and negotiate the terms and conditions of transactions and arrange for any financing pursuant to which Investments will be made by the Fund; and (iii) after and consistent with the approval of the Board of Directors close such Investments on behalf of the Fund.

g. manage the Fund’s Investments, including without limitation, by (i) entering into leases for the Fund’s Investments, (ii) supervising property management, leasing, development and construction and other services provided by third parties for the Fund’s Investments and entering into such agreements or contracts as may be necessary or advisable therefore, (iii) to the extent necessary, performing all other operational functions for the maintenance and administration of the Fund’s Investments, and (iv) arranging for refinancing and making other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the Fund’s investments;

h. if and to the extent that the Advisor deems appropriate, negotiate on behalf of the Fund with banks or lenders for loans to be made to the Fund or with respect to its Investments, and negotiate on behalf of the Fund with investment banking firms and broker-dealers or negotiate private sales of Partnership Units (as defined in the OP Partnership Agreement) or obtain loans for the Fund, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Fund;

i. provide the Fund with all necessary cash management services;

j. establish and maintain one or more bank accounts in its own name for the account of the Company and the Operating Partnership or in the name of the Company and the Operating Partnership, and collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, as applicable; provided that no funds shall be commingled with the funds of the Advisor; and provided further that the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Fund;

k. provide the Board with reports of the Advisor’s performance of services under this Agreement from time to time, or at any time reasonably requested by the Board;

l. obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of the Fund’s investments in Investments;

m. provide the Board with periodic reports regarding prospective investments in Investments;

n. deliver to or maintain on behalf of the Fund copies of all appraisals obtained in connection with the investments in Investments;

o. to the extent that the approval of the Board or the Independent Directors is not otherwise required, notify the Board of all proposed material transactions before they are completed; and

p. do all other things reasonably necessary to assure its ability to render the services described in this Agreement.

4. Conflicts of Interest.

a. Certain Affiliates of the Advisor currently make or may make real estate investments or currently may sponsor, manage, provide advice with respect to or offer real estate investment opportunities to other Persons (including, without limitation, any other Affiliate) that currently or may make such investments.

b. Notwithstanding Section 4(a) hereof, the Advisor shall, and shall ensure that its Affiliates shall, offer to the Fund prior to offering to any Affiliate or any other Person all Core and Core-Plus Investment opportunities that are located in the United States and sourced by the Advisor or its Affiliates; provided however that if the Advisor determines that a Core and Core-Plus Investment that is located in the United States and is sourced by the Advisor or any Affiliate thereof is not appropriate for the Fund because the Fund does not have sufficient un-invested funds to make such Investment or the Investment is not appropriate in light of the Fund’s diversification needs or goals in terms of geography or Investment size, then any Affiliate of the Advisor may make such Investment or offer such Investment to another Person (including, without limitation, any other Affiliate) for investment.

c. The Advisor and its Affiliates may, but shall not be obligated to, offer to the Fund any Investment opportunities that are not Core and Core-Plus Investments but are located in the United States and, in their sole discretion, may make such Investments or offer such opportunities to any Person (including without limitation any other Affiliate).

d. The Fund has determined that it will not make Investments outside of the United States. Neither the Advisor nor its Affiliates shall attempt to source for the Fund any investments outside of the United States, and the Advisor’s Affiliates, in their sole discretion, may invest in such opportunities or offer them to any Person (including without limitation any other Affiliate). Furthermore, the Fund and the Advisor hereby agree that notwithstanding any potential applicability of Section 4(b) hereof, neither the Advisor nor its Affiliates shall be required to source for the Fund any investments that are Senior Living Assets or healthcare facilities and that any of the Advisor’s Affiliates, in their sole discretion, may make such investment or offer such opportunities to any Person (including without limitation any other Affiliate).

5. Authority of Advisor.

a. Pursuant to the terms of this Agreement (including the restrictions included in this Section 5 and in Section 7 hereof), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Company and the Operating Partnership hereby delegate to the Advisor the authority to perform, on behalf of the Fund, the services described in Section 3 hereof.

b. The Advisor hereby acknowledges the authority of the Advisor under this Agreement is subject to the investment limitations described in Article X of the Articles and the approvals required for certain transactions between the Advisor or its Affiliates and the Company as set forth in Article XI of the Articles.

c. If any transaction requires approval by the Board or the Independent Directors under the Articles, the Advisor will deliver to the Independent Directors all documents required by them to properly evaluate the proposed transaction.

d. The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 5 on behalf of the Company (including the Company in its capacity as general partner of the Operating Partnership).

6. Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Fund and by counsel, auditors and authorized agents of the Fund at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

7. Limitations on Activities. Notwithstanding anything else in this Agreement to the contrary, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT,

(b) subject the Company to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company (including federal and state securities laws), or (d) otherwise not be permitted by the Articles, the Bylaws of the Company or the OP Partnership Agreement; except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, members, managers and employees and the directors, officers, managers, stockholders, members, partners and employees of the Advisor’s Affiliates shall not be liable to the Company or the Operating Partnership for any act or omission by the Advisor, its directors, officers, members, managers, employees or Affiliates except as provided in Sections 16 and 17 of this Agreement.

8. Relationship with Directors. Directors, officers and employees of the Advisor or any Affiliate of the Advisor may serve as Directors and as officers of the Company; provided that, no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer of the Company other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board.

9. Fees.

a. Acquisition Fees and Expenses. Subject to the following sentence, the Fund shall pay to the Advisor, as compensation for services rendered by the Advisor in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Investments, with the exception of loans for which a Origination Fee shall be paid as described in Section 9(b) hereof (the “Paladin Acquisition Fee”), in an amount equal to 1.5% of (1) the Purchase Price of a Real Property Investment acquired directly; (2) the Fund’s allocable cost of a property acquired in a joint venture or (3) with respect to Real Estate Related Investments, the funds advanced for such investment. The Fund’s allocable cost of a joint venture investment shall equal the product of (i) the amount actually paid or allocated to the purchase, development, construction or improvement of properties by the joint venture, inclusive of expenses related thereto, and the amount of outstanding debt associated with such properties and the joint venture, and (ii) the Fund’s percentage economic interest in the joint venture. The total of all Acquisition Fees (including the Paladin Acquisition Fee) and any Acquisition Expenses incurred by the Advisor and reimbursed by the Company in accordance with Section 10(a)(ii) hereof shall not exceed an amount equal to 6.0% of (i) for any Investment acquired by the Fund directly or indirectly other than a Real Estate Related Investment, the Purchase Price of the underlying property, and (ii) for any preferred equity securities acquired by the Fund directly or indirectly, 6.0% of the amount of the underlying investment in preferred equity securities. The Paladin Acquisition Fee payable with respect to the acquisition of any Investment shall be paid to the Advisor by the Fund at the time of such acquisition. The Advisor may elect, in its sole discretion, to defer (without interest) payment of any Paladin Acquisition Fee by providing written notice of such deferral to the Fund.

b. Origination Fees. Subject to the following sentence, the Fund shall pay to the Advisor, as compensation for services rendered by the Advisor in connection with the investigation, selection, sourcing and acquisition or origination of loans an Origination Fee for each such investigation, selection, sourcing and acquisition or origination. With respect to the acquisition or origination of a loan to be wholly owned by the Fund, the Origination Fee payable to the Advisor shall equal 1.5% of the amount funded by the Fund to acquire or originate the loan, including any Acquisition Expenses related to such investment and any debt used to fund the acquisition or origination of the loan. The Fund will not pay a Origination Fee to the Advisor with respect to any transaction pursuant to which the Fund is required to pay the Advisor an Acquisition Fee. The total of all Origination Fees and related Acquisition Expenses incurred by the Advisor and reimbursed by the Company in accordance with Section 10(a)(ii) hereof shall not exceed an amount equal to 6.0% of the funds advanced with respect to the loan. The Advisor shall submit an invoice to the Fund following the closing of a loan, accompanied by a computation of the Origination Fee. The Origination Fee payable to the Advisor shall be paid at the closing of the transaction upon receipt of the invoice by the Fund; provided, however, the Advisor may elect, in its sole discretion, to defer (without interest) payment of any Origination Fee by providing written notice of such deferral to the Fund.

c. Asset Management Fee. On a monthly basis, the Fund shall pay the Advisor an “Asset Management Fee” in an amount equal to one-twelfth of 0.6% of (1) the Purchase Price of a Real Property Investment acquired directly; (2) the Fund’s allocable cost of a property acquired in a joint venture or (3) with respect to Real Estate Related Investments, the funds advanced for such investment. The Fund’s allocable cost of a joint venture investment shall equal the product of (i) the amount actually paid or allocated to the purchase, development, construction or improvement of properties by the joint venture, inclusive of expenses related thereto, and the amount of outstanding debt associated with such properties and the joint venture, and (ii) the Fund’s percentage economic interest in the joint venture. The Advisor may elect, in its sole discretion, to defer (without interest) payment of the Asset Management Fee in any month by providing written notice of such deferral to the Fund.

d. Subordinated Disposition Fee.

i. If the Advisor or one of its Affiliates provides a substantial amount of services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Investments, the Fund shall pay to the Advisor or such Affiliate a “Subordinated Disposition Fee” equal to the lesser of (A) one-half of a Competitive Real Estate Commission, and (B) 3.0% of the proceeds of the Sale of such Investment. The Subordinated Disposition Fee will be payable only if the following condition (the “Subordination Condition”) has been satisfied as of the date of payment: the Stockholders must have received Dividends in an amount equal to their Remaining Capital plus their 8% Return. To the extent that Subordinated Disposition Fees are not payable by the Fund at the time of the Sale of an Investment because the

Subordination Condition has not been satisfied, any unpaid fees will be paid at such time as the Subordination Condition has been satisfied. The Subordinated Disposition Fee may be paid in addition to real estate commissions paid to non-Affiliates in connection with any Sale of an Investment; provided that the total real estate commissions paid to all Persons by the Fund shall not exceed an amount equal to the lesser of (X) 6.0% of the proceeds of the Sale of such Investment, and (Y) the Competitive Real Estate Commission with respect to the Sale of such Investment.

ii. The Advisor may elect, in its sole discretion, to defer (without interest) payment of any Subordinated Disposition Fee payable to the Advisor by providing written notice of such deferral to the Fund.

e. Subordinated Distribution.

i. After Stockholders have received Dividends in an amount equal to the Invested Capital plus an 8% Return, the Advisor is entitled to receive a cash distribution equal to 10.0% of the remaining net sales proceeds from the Sale of Investments. The Advisor shall not be entitled to such distributions if a Listing occurs or upon the termination of this Agreement.

ii. Upon the termination of this Agreement, the Advisor shall not be entitled to Subordinated Disposition Fees. If a Listing has not occurred as of the date of the termination of this Agreement and the Advisor was not terminated for Cause, the Advisor shall receive a distribution, in the form of (A) Shares, (B) a promissory note with market terms, payable solely from the proceeds of Sales of Investments, due and payable no later than three years from the date of issuance of such promissory note, or (C) any combination thereof, equal to 10.0% of the amount by which (A) the appraised value of the Company’s assets on the date of termination of this Agreement, less any indebtedness secured by such assets, plus total Dividends made through the date of the termination of this Agreement, exceeds (B) the Remaining Capital and an amount that, if distributed to the Stockholders as of the termination of this Agreement, would have provided them an annual 8% Return. In the event that a promissory note is issued hereunder and such promissory note has not been paid in full out of the proceeds of the Company’s Sales of Investments following the three-year term of the promissory note, the outstanding balance of such promissory note may, at the Advisor’s election, be converted into Shares, with the number of Shares to be determined based on the fair market value of the Shares upon issuance as determined by the Board including a majority of Independent Directors. In the event the Advisor receives Shares and the Company’s Shares are not listed on a national securities exchange, at the election of the Advisor, the Advisor and the Company shall enter into an agreement whereby the Company shall register the resale of such Shares with the SEC.

iii. On the Listing Date, the Advisor shall not be entitled to Subordinated Disposition Fees. If the Advisor has not been terminated under this Agreement as of the Listing Date, the Advisor shall receive a distribution, in the form of (A) Shares, (B) a promissory note with market terms, payable solely from the proceeds of Sales of Investments, due and payable no later than three years from the date of issuance of such promissory note, or (C) any combination thereof, equal to 10.0% of the amount by which (A) the market value of the Company’s outstanding Shares plus Dividends made prior to Listing, exceeds (B) the Remaining Capital and an amount that, if distributed to the Stockholders as of the Listing Date, would have provided them an annual 8% Return. In the event a promissory note is issued hereunder and such promissory note has not been paid in full out of the proceeds of the Company’s Sales of Investments following the three-year term of the promissory note, the outstanding balance of such promissory note may, at the Advisor’s election, be converted into Shares, with the number of Shares to be determined based on the fair market value of the Shares upon issuance as determined by the Board including a majority of Independent Directors. In the event the Advisor receives Shares and the Company’s Shares are not listed on a national securities exchange, at the election of the Advisor, the Advisor and the Company shall enter into an agreement whereby the Company shall register the resale of such Shares with the SEC.

10. Expenses.

a. Subject to Section 11 hereof, in addition to the compensation paid to the Advisor pursuant to Section 9 hereof, the Fund shall pay directly or reimburse the Advisor and its Affiliates for all of the costs and expenses paid or incurred by the Advisor or such Affiliates that are in any way related to the operation of the Fund or to the Fund’s business, including, but not limited to:

i. the Organization and Offering Expenses; provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company for any Organization and Offering Expenses reimbursement received by the Advisor pursuant to this Section 10 to the extent that such reimbursement of expenses associated with the Offering exceeds 3.0% of the Gross Proceeds from the Primary Offering. The Advisor shall be responsible for the payment of all such Organization and Offering Expenses in excess of 3.0% of the Gross Proceeds;

ii. subject to Sections 9(a) and 9(b), all Acquisition Expenses incurred in connection with the investigation, selection and acquisition of an Investment;

iii. the actual cost of goods and services used by the Fund and obtained from entities not affiliated with the Advisor, other than Acquisition Expenses, including, but not limited to, fees of appraisers, consulting fees, accounting fees, legal fees, brokerage fees and underwriting fees paid in connection with the purchase and sale of securities, fees paid to escrow agents, transfer agents, corporate fiduciaries and custodians, collection agent fees, depositary fees, loan fees, mortgagor fees and other banking fees, insurance premiums and fees to builders, developers, contractors, property managers and leasing agents;

iv. interest and other costs for the Fund’s indebtedness, including discounts, loan fees (excluding Origination Fees), points and other similar fees;

v. taxes and assessments on income or property of the Fund and taxes as an expense of doing business;

vi. costs associated with insurance required in connection with the business of the Fund (including directors’ and officers’ liability insurance);

vii. expenses of managing and operating Investments owned by the Fund, whether or not payable to an Affiliate of the Fund or the Advisor, including the costs of maintaining, repairing and improving any property;

viii. expenses associated with the disposition of Investments, including, subject to Section 9(d), real estate commissions;

ix. all expenses in connection with payments to the Directors and meetings of the Board and the Stockholders;

x. expenses associated with Listing or with the issuance and distribution of Shares and Securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, Listing and registration fees;

xi. expenses connected with payments of Dividends in cash or otherwise made or caused to be made by the Company to the Stockholders;

xii. expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

xiii. administrative service, accounting, finance, internal audit or investor relations expenses (including personnel costs for the provision of all services under this Agreement; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee);

xiv. audit, accounting and legal fees relating to the operations of the Fund; and

xv. all other costs and expenses in any way relating to the operation of the Fund or the Fund’s business (other than any fees payable to the Advisor or its Affiliates by the Fund).

b. Subject to Section 11 hereof, expenses incurred by the Advisor or its Affiliates on behalf of the Fund and payable pursuant to this Section 10 shall be reimbursed to the Advisor or such Affiliates no less than quarterly by the Fund within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Fund during each quarter, and shall deliver such statement to the Fund within 45 days after the end of each quarter. The Advisor may elect, in its sole discretion, to defer (without interest) any reimbursement of expenses payable pursuant to this Section 10 for any quarter by providing written notice of such deferral to the Fund.

11. Operating Expenses. The Fund shall not reimburse the Advisor for Operating Expenses that in the fiscal year then ended exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Rule”) for such year. Within 60 days after the end of each fiscal quarter, the Advisor will reimburse the Fund for any amounts by which the Operating Expenses exceeded the 2%/25% Rule for the 12 months then ended, unless a majority of the Independent Directors determine, based on such unusual and non-recurring factors which they deem sufficient, that such excess was justified. Any such determination by the Independent Directors and the reasons supporting such determination shall be reflected in the minutes of the meetings of the Board of Directors. Within 60 days after the end of any fiscal quarter of the Fund for which Operating Expenses (for the 12 months just ended) exceed the 2%/25% Rule, the Advisor shall send a written disclosure of such fact to the Stockholders, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher Operating Expenses were justified, if applicable.

12. Other Services. Should the Fund request that the Advisor or any director, officer or employee thereof render services for the Fund other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are approved by the Independent Directors, subject to the limitations contained in the Articles, and shall not be deemed to be services pursuant to the terms of this Agreement.

13. Other Activities of the Advisor. Nothing in this Agreement, but subject to Section 4 hereof, shall prevent the Advisor and its Affiliates from engaging in any and all other activities, including, without limitation, making real estate investments or sponsoring, managing, providing advice with respect to or offering real estate investment opportunities to other Persons (including, without limitation, any other Affiliate). The Advisor, however, shall devote sufficient resources to the management of the Fund to discharge its duties under Section 3 hereof. This Agreement shall not limit or restrict the right of any director, officer, manager, member or employee of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person, including, without limitation, but subject to Section 4 hereof, sourcing, offering, approving or making Investments.

14. Relationship of the Advisor and the Fund. Nothing in this Agreement shall be construed to make the Fund and the Advisor partners or joint venturers or impose any liability as such on either of them.

15. Term; Termination of Agreement.

a. Unless terminated in accordance with Section 15(b) hereof, this Agreement shall continue in force until the first anniversary of the date hereof. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon the mutual agreement of the parties. Prior to the Company agreeing to renew this Agreement for any additional one-year term, the Board shall evaluate the performance of the Advisor in accordance with Section 9.1 of the Articles. Each such renewal shall be for a term of no more than one year. The failure of the parties to renew this agreement prior to the expiration of its term shall constitute a termination of this Agreement.

b. This Agreement will automatically terminate upon Listing. This agreement also may be terminated:

i. for any reason by the Company or the Advisor, upon 60 days written notice to the other party; provided that, if termination is by the Company, then such termination must be approved by a majority of the Independent Directors;

ii. by the Company or the Operating Partnership at any time for Cause; or

iii. by the Advisor at any time for Good Reason.

c. Upon termination, the Fund shall promptly pay to the Advisor any fees then due and payable and any reimbursable expenses incurred as of the Termination Date. Notwithstanding the termination of this Agreement, Sections 9, 10, 11 and 12 shall continue in full force and effect until all amounts payable thereunder to the Advisor are paid in full.

d. The Advisor shall promptly upon termination:

iv. pay over to the Fund all money collected and held for the account of the Fund pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

v. deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by the Advisor, covering the period following the date of the last accounting furnished to the Board;

vi. deliver to the Fund all assets, including all Investments, and documents of the Fund then in the custody of the Advisor; and

vii. cooperate with the Fund to provide an orderly management transition.

16. Indemnification by the Company.

a. Subject to the limitations of Section 16.a.i and ii, the Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, manager, stockholders, partners, members and employees (the “Indemnitees”), to the fullest extent permitted by the laws of the State of Maryland and subject to the limitations of Section II.G. of the North American Securities Administrators, Inc. Statement of Policy Regarding Real Estate Investment Trusts (the “NASAA Guidelines”) in effect from time to time from all liability, claims, damages or losses arising in the performance of their duties hereunder (collectively, “Claims”), and related expenses, including reasonable attorneys’ fees; provided, however, that in no event shall this sentence enlarge the indemnification permitted below under Section 16.a.i and ii consistent with the NASAA Guidelines. Notwithstanding anything to the contrary in this Section 16, an Indemnitee shall not be entitled to indemnification or be held harmless pursuant to this Section 16 for any activity which the Indemnitee shall be required to indemnify or hold harmless the Company pursuant to Section 17 and:

i. The Company will not indemnify any Indemnitee unless:

A. The Indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expenses was in the best interests of the Company;

B. The Indemnitee was acting on behalf of the Company or performing services for the Company;

C. Such liability or loss was not the result of:

1. In the case of any Indemnitee other than an Independent Director, negligence or misconduct by the Indemnitee, or

2. In the case that the Indemnitee is an Independent Director, gross negligence or willful misconduct by the Indemnitee; and

D. any indemnification or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Stockholders;

ii. notwithstanding anything to the contrary in Section 16.b.i, the Company will not indemnify any Indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:

A. there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee;

B. such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or

C. a court of competent jurisdiction approves a settlement of the claims against the particular Indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the company were offered or sold as to indemnification for securities law violations.

b. Advancement of Expenses. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of any and all Claims only if all of the following conditions are satisfied: (a) the Claim relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) either (i) the Claim was initiated by a third party who is not a Stockholder, or (ii) if the Claim was initiated by a Stockholder, the initiating Stockholder was acting in his or her capacity as such and the advancement was approved by a court of competent jurisdiction, and (c) the Indemnitee provides the Company with a written undertaking to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

17. Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, misfeasance, misconduct, negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

18. Voting of Shares and Partnership Units. The Advisor shall not vote any Shares or Partnership Units (as defined in the OP Partnership Agreement) it now owns, or hereafter acquires, in any vote of the Stockholders for the election of Directors or in any vote of the Stockholders or the Limited Partners (as defined in the OP Partnership Agreement) regarding the approval or termination of any contract with the Advisor or any of its Affiliates, including this Agreement.

19. Notices. Any notice required or permitted to be given or made to a party under this Agreement shall be in writing and shall be deemed given or made when delivered if delivered in person, sent by first class United States mail, by overnight delivery or via facsimile to such party at the address of such party set forth below or such other address of which such party shall notify the other parties in writing. Notwithstanding the foregoing, a party may elect to deliver any such notice by E-mail, or by any other electronic means, in which case such communication shall be deemed given or made one day after being sent.

To the Company, the Operating Partnership, or the Board:

Paladin Realty Income Properties, Inc.

10880 Wilshire Boulevard

Suite 1400

Los Angeles, CA 90024

To the Advisor:

Paladin Realty Advisors, LLC

10880 Wilshire Boulevard

Suite 1400

Los Angeles, CA 90024

20. Assignment to an Affiliate. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor only with the approval of a majority of the Board (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, respectively, in which case such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement.

21. Modification. This Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by each of the parties hereto, or their respective successors or assigns.

22. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

23. Construction. The provisions of this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California without regard to the principles of conflicts of laws thereof.

24. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

25. Waivers. Neither the failure nor any delay on the part of a party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

26. Number and Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

27. Headings. The headings contained in this Agreement are for convenience only, do not form a part of this Agreement and are not to be used in the construction or interpretation hereof.

28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

29. Name. Paladin Realty Partners, LLC, an Affiliate of the Advisor, has a proprietary interest in the name “Paladin.” Accordingly, and in recognition of this right, if at any time the Fund ceases to retain the Advisor or one of its Affiliates to perform the services of the Advisor under this Agreement, the Fund will cease to conduct business under or use the name “Paladin” or any variation or diminutive thereof and each of the Company and the Operating Partnership shall use its best efforts to change their respective names (and the names of any of their subsidiaries) to a name that does not contain the name “Paladin” or any other word or words that might, in the sole discretion of the Advisor, be susceptible of indication of some form of relationship between the Fund and the Advisor or any Affiliate thereof. Consistent with the foregoing, the parties acknowledge and agree that the Advisor or one or more of its Affiliates has organized or sponsored, and intends to continue to organize and sponsor, other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Paladin” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or the Operating Partnership.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Advisory Agreement as of the date and year first above written.

PALADIN REALTY INCOME PROPERTIES, INC.

By:	/s/ Whitney A. Greaves
Name: Whitney A. Greaves
Title: President and Chief Executive Officer

PALADIN REALTY INCOME PROPERTIES, L.P.

By:	Paladin Realty Income Properties, Inc., its general partner

	By:	/s/ Whitney A. Greaves
Name: Whitney A. Greaves
Title: President and Chief Executive Officer

PALADIN REALTY ADVISORS, LLC

By: Paladin Realty Partners, LLC, as sole member

	By:	/s/ James R. Worms
Name: James R. Worms
Title: President and Manager

Signature Page to the Fourth Amended and Restated Advisory Agreement